UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
(RULE 14c-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION
INFORMATION PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

UBID.COM HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

☒	No fee required.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

UBID.COM HOLDINGS, INC.
8725 West Higgins Road, 9th Floor
Chicago, Illinois 60631

INFORMATION STATEMENT AND NOTICE OF ACTION WITHOUT A MEETING OF
STOCKHOLDERS

We are not asking for a proxy and
you are requested not to send us a proxy

INTRODUCTION

This Information Statement and Notice of Action Taken Without a Meeting of Stockholders is being furnished by us to our stockholders of record as of July 3, 2008, to inform them of the July 14 2008 approval by written consents of stockholders owning a majority, as of the record date, our outstanding shares of common stock, the only class of our voting securities outstanding as of the record date, of an amendment to our certificate of incorporation to change our name to Enable Holdings, Inc.

This information statement is dated as of July 14, 2008, and is first being sent or given to our stockholders as of the record date on or about July 14, 2008.

VOTING RIGHTS AND OUTSTANDING SHARES

The amendment to our certificate of incorporation was approved by written consent on July 14, 2008, by our stockholders owning a majority of the outstanding shares of our common stock. As of the date of the stockholder consent, our only outstanding voting securities were our shares of common stock. As of the date of the stockholder consent, each share of our common stock entitled its holder to one vote. The stockholders consent was signed by holders of 10,604,497 shares or 55.9% of the 18,197,783 shares that were entitled to be voted on this matter.

As a result of requirements under applicable federal securities and state law, the stockholder consent will not be effective, and therefore the amendment to our certificate of incorporation cannot occur, until at least 20 calendar days after this information statement is sent or given to our stockholders of record as of the record date.

PRINCIPAL STOCKHOLDERS

The following table provides information concerning persons known to us to be the beneficial owners of more than 5% of our outstanding common stock as of July 3, 2008. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(1)
Thomas J. Petters(2)(3) 4400 Baker Road Minnetonka, MN 55343	7,695,714	40.98%
Petters Group Worldwide, LLC(3)(4) 4400 Baker Road Minnetonka, MN 55343	6,584,603	35.64%
Theodore Deikel(5) 4400 Baker Road Minnetonka, MN 55343	2,248,840	12.36%

Tudor Investment Corporation(6) 1275 King Street Greenwich, CT 06831	2,083,334	11.19%
D.E. Shaw Valence Portfolios, L.L.C.(7) 120 West 45th Street, 39th Floor New York, NY 10036	1,250,000	6.78%
EBP Select Holdings, LLC(3) 4400 Baker Road Minnetonka, MN 55343	1,111,111	6.11%
Alexandra Global Master Fund Ltd.(8) Citgo Building, Wickams Cay P.O. Box 662 Road Town, Tortola, British Virgin Islands.	1,069,446	5.77%

(1)
Based on 18,197,783 shares of Common Stock issued and outstanding as of July 3, 2008. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of July 3, 2008, or within sixty days of such date, are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by a group.

(2)
Includes: 6,264,047 shares beneficially owned by Petters Group Worldwide, LLC, including 277,778 warrants exercisable within 60 days by Petters Group Worldwide, LLC; and 305,556 warrants exercisable within 60 days by Petters Company, Inc. Mr. Petters has sole voting power and investment power over all of the shares indicated in the table as being beneficially owned by Mr. Petters, Petters Group Worldwide, LLC and EBP Select Holdings, LLC.

(3)
Information regarding the number of shares beneficially owned by Thomas J. Petters, Petters Group Worldwide and EBP Select Holdings, LLC was provided in a report on Schedule 13D filed with the SEC on January 7, 2008.

(4)	Includes 277,778 warrants exercisable within 60 days.
(5)	Information regarding the number of shares beneficially owned by Mr. Deikel was provided in a report on Schedule 13D filed with the SEC on December 28, 2007.
(6)
Includes 416,667 warrants exercisable within 60 days. The shares beneficially owned by Tudor Investment Corporation are beneficially owned by a group of three beneficial owners, including: The Tudor BVI Global Portfolio Ltd. (215,738 shares directly owned and warrants to acquire an additional 53,935 shares of common stock), Tudor Proprietary Trading, L.L.C. (116,167 shares directly owned and warrants to acquire an additional 29,042 shares of common stock) and Witches Rock Portfolio Ltd. (1,334,762 shares directly owned and warrants to acquire an additional 333,690 shares of common stock). Tudor Investment Corporation provides investment advisory services to The Tudor BVI Global Portfolio Ltd. and Witches Rock Portfolio Ltd. and may therefore be deemed the beneficial owner of these shares. Tudor Investment Corporation is also an affiliate of Tudor Proprietary Trading, L.L.C. Paul Tudor Jones, II is the controlling shareholder of Tudor Investment Corporation and the indirect controlling equity holder of Tudor Proprietary Trading, L.L.C. Each of Tudor Investment Corporation and Mr. Jones expressly disclaims beneficial ownership of shares not directly owned by them. Information regarding the number of shares beneficially owned by Tudor Investment Corporation and its affiliated entities was provided in a report on Schedule 13G filed with the SEC on January 3, 2006, as amended on February 14, 2006, by Paul Tudor Jones, II, The Tudor BVI Global Portfolio, Ltd., Tudor Investment Corporation, Tudor Proprietary Trading, L.L.C and Witches Rock Portfolio Ltd.

(7)
Includes 250,000 warrants exercisable within 60 days. David E. Shaw does not own any shares of common stock directly. By virtue of Mr. Shaw’s position as President and sole shareholder of D.E. Shaw & Co., Inc., which is the general partner of D.E. Shaw & Co., L.P. (the managing member and investment advisor of D.E. Shaw Valence Portfolios, L.L.C.), Mr. Shaw may be deemed to have shared power to vote or direct the vote of, and shared power to dispose or direct the disposition of, the shares of common stock, and therefore, Mr. Shaw may be deemed to be the beneficial owner of such shares. Mr. Shaw disclaims beneficial ownership of the shares of our common stock. This information was provided in a report on Schedule 13G filed with the SEC on February 13, 2006.

(8)
Includes 347,223 warrants exercisable within 60 days. Alexandra Investment Management, LLC, serves as the investment advisor to Alexandra Global Master Fund Ltd. By reason of such relationship, Alexandra Investment Management, LLC, may be deemed to share dispositive power over the shares of common stock stated as beneficially owned by Alexandra Global Master Fund Ltd. Alexandra Investment Management, LLC disclaims beneficial ownership of such shares of common stock. Messrs. Mikhail A. Filimonov and Dimitri Sogoloff are, respectively, the Chairman, Chief Executive Officer, Managing Member and Chief Investment Officer and the President, Managing Member and Chief Risk Officer, of Alexandra Investment Management, LLC. By reason of such relationships, Mr. Filimonov and Mr. Sogoloff may be deemed to share dispositive power over the shares of common stock stated as beneficially owned by Alexandra Global Master Fund, Ltd. Each of Messrs. Filimonov and Sogoloff disclaims beneficial ownership of the shares of common stock beneficially owned by Alexandra Global Master Fund Ltd. The address of Alexandra Global Master Fund Ltd. is Citgo Building, Wickams Cay, P.O. Box 662, Road Town, Tortola, British Virgin Islands. The address of Alexandra Investment Management, LLC and Messrs. Filimonov and Sogoloff is 767 Third Avenue, 39th Floor, New York, New York, 10017. This information was provided in a report on Schedule 13G filed with the SEC on February 14, 2007.

MANAGEMENT STOCKHOLDINGS

The following table sets forth the number of shares of Common Stock beneficially owned as of July 3, 2008, by each of our executive officers, by each director and by all directors and executive officers as a group. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name of Beneficial Owner or Identity of Group	Number of Shares Beneficially Owned	Percent of Class(1)
Timothy E. Takesue(2)	632,443	3.44%
Miguel A. Martinez, Jr.(3)	81,581	*
Steven Sjoblad(4)	62,500	*
Mary L. Jeffries(5)	27,500	*
Amy Powers(6)	26,250	*
Dr. Kenneth J. Roering(7)	15,625	*
David E. Baer(8)	12,500	*
Casey L. Gunnell	9,375	*
Jeffrey D. Hoffman	0	0
Glenn R. Weisberger	0	0
D. Bruce Hutchison	0	0
All current executive officers and directors as a group (11 persons)	867,774	4.68%

*Less than 1%

(1)
Based on 18,197,783 shares of Common Stock issued and outstanding as of July 3, 2008. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of July 3, 2008, or within sixty days of such date, are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by a group.

(2)	Includes 166,667 options exercisable within 60 days.
(3)	Includes 62,500 options exercisable within 60 days.
(4)	Includes 37,500 options exercisable within 60 days.
(5)	Includes 12,500 options and 3,000 warrants exercisable within 60 days.
(6)	Includes 26,250 options exercisable within 60 days.
(7)	Includes 15,625 options exercisable within 60 days.
(8)	Includes 12,500 options exercisable within 60 days.
(9)	Includes 9,375 options exercisable within 60 days.

AMENDMENT TO CERTIFICATE OF INCORPORATION

Our Board of Directors and stockholders owning a majority of the outstanding shares of our common stock have approved an amendment to our Certificate of Incorporation to change our name to Enable Holdings, Inc.

Text of Amendment

The amendment would result in striking out Article 1 of our current Certificate of Incorporation, as amended, and substituting in lieu of said Article, the following new Article:

“1. Name. The name of the corporation is Enable Holdings, Inc.”

Reason for Approval

Our Board of Directors and stockholders owning a majority of the outstanding shares of our common stock have deemed it advisable and in our best interests to change our corporate name to Enable Holdings, Inc. The new name is consistent with our company’s changing business strategy to focus solely on liquidating excess inventories for top-brand manufacturers.

The amendment will become effective upon the filing, promptly after the expiration of the 20-day period commencing on the mailing of this information statement, of the certificate of amendment required by the Delaware General Corporation Law.

REASONS WE USED STOCKHOLDER CONSENT AS OPPOSED TO SOLICITATIONS OF STOCKHOLDER APPROVAL VIA PROXY STATEMENT AND SPECIAL MEETING

The change in our corporate name requires an amendment to our certificate of incorporation, which cannot proceed until stockholder approval is obtained and effective. Stockholder approval could have been obtained by us in one of two ways: (i) by the dissemination of a proxy statement and subsequent majority vote in favor or the action at a stockholders meeting called for such purpose, or (ii) by a written consent of the holders of a majority of our voting securities. However, the latter method, while it represents the requisite stockholder approval, is not deemed effective until 20 days after this information statement has been sent to all of our stockholders giving them notice of and informing them of the actions approved by such consent.

Given that we have already secured the affirmative consent of the holders of a majority of our voting securities to the amendment to our certificate of incorporation, we determined that it would be a more efficient use of corporate resources to forego the dissemination of a proxy statement and subsequent majority vote in favor of the action at a stockholders’ meeting called for such a purpose, and rather proceed through the written consent of the holders of a majority of our voting securities. Spending the additional company time, money and other resources required by the proxy and meeting approach would have been potentially wasteful and, consequently, detrimental to completing the amendment in a manner that is timely and efficient for us and our stockholders.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our directors or officers or their associates have any interest, direct or indirect, by security holdings or otherwise, in any of the matters to be approved by the stockholders as described in this information statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

You should rely only on the information contained or incorporated by reference in this information statement. We have not authorized anyone to provide you with information that is different from what is contained in this information statement. This information statement is dated July 14, 2008. You should not assume that the information contained in this information statement is accurate as of any date other than that date, and the mailing of this information statement to stockholders shall not create any implication to the contrary.

Dated: July 14, 2008

By Order of the Board of Directors,

/s/ Jeffrey D. Hoffman
Jeffrey D. Hoffman
Chief Executive Officer